CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm”, and to the incorporation by reference of our reports dated May 18, 2010 for Van Kampen Mid Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Utility Fund, and Van Kampen Value Opportunities Fund, and February 19, 2010 for Van Kampen Comstock Fund and Van Kampen Enterprise Fund, in the Statement of Additional Information of AIM Sector Funds (Invesco Sector Funds) in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A No. 002-85905) of AIM Sector Funds (Invesco Sector Funds).
ERNST & YOUNG LLP
Chicago, Illinois
January 20, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectuses of Invesco U.S. Mid Cap Value Fund, Invesco U.S. Small Cap Value Fund, and Invesco Value II Fund and under the caption “Independent Registered Public Accounting Firm”, and to the incorporation by reference of our report dated February 25, 2010, on U.S. Small/Mid Cap Value Portfolio included in the Annual Report to Shareholders for the fiscal year ended December 31, 2009, in the Statement of Additional Information of AIM Sector Funds (Invesco Sector Funds) in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A No. 002-85905) of the AIM Sector Funds (Invesco Sector Funds).
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
January 24, 2011